UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 2, 2019 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	001-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Public Common Stock, $.01 par value	HSKA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Heska Corporation, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission on May 8, 2019 (the “May Form 8-K”). The May Form 8-K reported the final voting results of the Company’s annual meeting of stockholders held on May 2, 2019 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding advisory votes on executive compensation. No other changes are being made to the May Form 8-K by this Amendment.
Item 5.07.          Submission of Matters to a Vote of Security Holders.
As reported in the May Form 8-K, at the Annual Meeting, a majority of advisory votes of the stockholders of the Company were cast in favor of holding a non-binding advisory vote on executive compensation every year. Consistent with the outcome of this advisory vote, the Company’s board of directors (the “Board”) has determined that the Company will hold future non-binding advisory votes on executive compensation every year until the next required vote on the frequency of stockholder voting on executive compensation or until the Board determines that it is in the best interests of the Company to hold such vote with a different frequency.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: August 9, 2019	By: /s/ Eleanor F. Baker Eleanor F. Baker Vice President , General Counsel and Secretary